Exhibit 10.57
CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES —
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND
HAVE BEEN SEPARATELY FILED WITH THE COMMISSION
SUPPLY AGREEMENT
               This Supply Agreement (“Agreement”) is between Daramic, LLC (together with all of its Affiliates, “Daramic” or “Supplier”) and Exide Technologies (together with its Affiliates, “Buyer”). In Buyer’s case “Affiliates” shall mean any person or entity that manufactures lead acid batteries and in which Buyer owns greater than a 50% share or ownership interest. In Supplier’s case, “Affiliates” shall mean any person or entity that manufactures lead acid battery separators and in which Supplier owns greater than a 50% share or ownership interest. In consideration of the mutual promises, covenants, and obligations in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and with full authority to enter into the Agreement, the parties agree as follows:
1.	Headings: The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

2.	Term: The term of this Agreement shall commence on January 1, 2010 (the “Effective Date”) and shall continue until December 31, 2012, unless terminated pursuant to the terms of this Agreement. This contract shall automatically be extended thereafter, one year at a time, for subsequent Contract Years unless Buyer or Daramic gives *** months prior written notice of termination by non-renewal to the other party not later than *** in the first instance (to avoid a Contract Year 2013) and thereafter by *** of each successive year. “Contract Year” means each calendar year that this Agreement is in effect. At least *** months prior to expiration of this Agreement, the parties will meet to discuss *** any contract extension. ***.

3.	Supply of products: Buyer agrees to purchase from Supplier, subject to the terms of this Agreement, and Supplier agrees to sell to Buyer, the following:
a)	Transportation PE Separators: During each Contract Year, a Volume of *** % of Buyer’s global demand for polyethylene separators for use in the manufacture of automotive / SLI lead acid batteries (hereinafter, “Transportation PE Separators”).

b)	Industrial PE Separators: During each Contract Year, a Volume of *** % of Buyer’s global demand for polyethylene separators for use in the manufacture of lead acid batteries for industrial applications (hereinafter, “Industrial PE Separators”). For extra clarification, purchases of *** separators are considered to be Industrial PE Separators for purposes of this Agreement and will count toward Volumes as defined in this Agreement.

c)	Other Separators: During each Contract Year, a Volume of *** % of Buyer’s global demand for *** separators (hereinafter, “Other Separators”).

d)	Excluded Products: *** are specifically excluded from the Volumes required to be purchased or supplied under this Agreement.

e)	Volumes: Buyer will purchase from Daramic in each Contract Year the above-stated Volumes (“Volumes”). These Volumes represent a percentage of Buyer’s global demand, if any, and do not constitute minimum purchase Volumes or a guarantee of Buyer’s global demand levels. Buyer will have the option of purchasing up to *** percent of the Volumes as inventory of Separators in any Contract Year.
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f)	Regional Allocation of Purchases: Buyer agrees to purchase no less than *** % of its Regional demand Volumes for Transportation and Industrial PE Separators in each of three Regions. “Regions” are defined as (1) The Americas; (2) Europe / Middle East and Africa; and (3) Asia Pacific.

g)	Manufacturing Relocation
i)	If Daramic elects to relocate manufacturing of a separator product during the term of this Agreement, Daramic’s costs associated with such manufacturing relocation shall be borne by ***.

ii)	Daramic must give Buyer *** days advance written notice of any manufacturing relocation pursuant to 3(g)(i) above; and *** days advance written notice if the products to be transitioned are not qualified at the new location. Buyer and Daramic agree to work together in good faith to transition to the new manufacturing location as soon as reasonably possible.
4.	Pricing: Buyer agrees to pay prices for the separator products and Supplier agrees to sell the separator products at the prices set forth in Exhibit A. The following special pricing conditions are applicable during the term of this Agreement: (a) a *** will apply to all orders of Industrial PE Separators and Other Separators (but not Transportation PE Separators) at quantities ordered in greater than *** square meters by part number / Stock Keeping Unit or “SKU”. To qualify for this ***, the entire order must be shipped complete unless otherwise mutually agreed (i.e., no blanket PO’s). This *** does not apply for products withdrawn from or orders into consigned inventory. (b) (i) in ***, a *** will apply to incremental orders of Transportation PE Separators for incremental volumes greater than *** pure square meters once Buyer purchases a total of at least *** pure square meters of Transportation PE and Industrial PE Separators in ***; (ii) in *** and thereafter, a *** will apply to incremental orders of Transportation PE Separators for incremental volumes greater than *** pure square meters once Buyer purchases a total of at least *** pure square meters of Transportation PE and Industrial PE Separators in a ***; and (c) a=***. New separator products with different widths, thicknesses, backweb thicknesses, etc. may be added to Exhibit A from time to time by mutual written agreement of the parties. ***. After=***, any price adjustments will be according to the Raw Materials Adjustment (“RMA”) set forth in Exhibit A hereto. By *** of each Contract year, Daramic will provide ***. Prior to *** of each Contract Year, Buyer shall have the right to ***. Any price adjustments implemented on ***.

5.	Terms of Payment: Invoices are to be issued by Supplier upon shipment. All invoices must reference applicable Buyer purchase order/contract release numbers and be sent to the Buyer’s designated address. Payment terms shall be *** days after the date of invoice by electronic funds transfer. Payments not received by Daramic within *** calendar days (not counting holidays) after the due date shall incur a monthly fee of *** % for any month they are past due.

6.	Credit: If Buyer fails to pay invoices timely pursuant to Paragraph 5 above, then Daramic may require Buyer to make cash payment(s) within *** business days after receipt of written notice from Daramic to resolve the outstanding balance owed to Daramic. If Buyer’s Corporate Credit Rating drops to *** or below, or liquidity (defined as cash on hand, plus unused credit facilities, including then existing factoring) level drops below $***, then Daramic has the right to request credit enhancement reasonably acceptable to Daramic. If Buyer is more than *** for undisputed amounts in excess of $***, and fails to cure such delinquency within *** business days after receipt of formal written notice under this Agreement, then Daramic has the right to ***.

7.	Operations & Logistics:
a)	Forecasts: Buyer shall provide written forecasts, updated monthly, for future shipments *** days and *** months in advance for separator products. All forecasts provided by Buyer are estimates only and do not constitute a representation or guarantee of purchases to be made by Buyer. However, to the extent
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that Daramic produces products in reasonable reliance on those forecasts, then Buyer agrees to purchase this inventory within *** of its production, within the terms of this Agreement.

b)	Delivery and Lead-times: Average lead times for shipment by Daramic for forecasted orders shall be no more than *** days (not counting holidays) from the date of acknowledgement. Daramic will send acknowledgement of orders within *** business days after receipt. Specialty products and orders exceeding forecasts will be handled on a case by case basis.

c)	Inventory/Security of Supply: Daramic agrees to maintain minimum inventory quantities capable of meeting Buyer’s forecasted demand. Upon the expiration or termination of this Agreement for any reason, Buyer shall purchase up to a *** day supply of all separator products Daramic has in stock for Buyer pursuant to this Section.

d)	Consignment Inventory in Europe: Daramic shall provide inventory on a consignment basis for Buyer’s European facilities listed on Schedule B-1 pursuant to the consignment terms and conditions attached as Exhibit B. A fee of $*** will be paid by *** representing the *** of such consigned inventory over the life of this Agreement. Buyer shall also have the option to place direct orders (non-consignment) in Europe for Industrial PE and Other Separators. These European direct orders will be shipped ***.

e)	Quality: All materials are to be compliant with agreed specifications and drawings (the “Specifications”). The Specifications will be kept in a mutually-agreeable location and format, and can be modified and amended only by mutual written agreement of the parties.

f)	Freight Terms: *** for all worldwide Buyer sites, except for consignment shipments in 7(d) above. Title to the separator products purchased hereunder and risk of loss shall pass to Buyer upon delivery to the carrier. Daramic agrees to use Buyer’s designated carrier.

g)	Electronic Transactions: Supplier and Buyer shall endeavor to implement electronic transactional and communication tools to improve efficiencies and reduce costs. These tools may include EDI, electronic invoicing, email, efax and the like.
8.	Product Discontinuation: If Daramic intends to cease production of a particular type of separator product supplied under this Agreement, Daramic agrees as follows:
a)	To give Buyer at least *** advance written notice of its intent to cease production; and

b)	Buyer has the right to submit a final order for quantities of the discontinued separator product up to the total of Buyer’s orders of this separator type in the *** prior to the announcement; and

c)	If Daramic has available an alternate separator product that could serve as a substitute for the discontinued product, Daramic agrees to make such alternate separator product available to Buyer for a period no shorter than *** on terms to be negotiated by both parties in good faith.
9.	Product Enhancements / Cost Reductions:
a)	Product Enhancements: Unless restricted by contractual or confidentiality obligations, Daramic will offer Buyer access to any new lead acid battery separator technology developed by Daramic during the term of this Agreement.

b)	Cost Reductions: Buyer and Daramic will *** identify and implement cost reduction opportunities associated with the procurement, manufacture and delivery of separator products, including the creation of an ***.

c)	***.
10.	Acquisition of New Entity / Sale of Business: ***.
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11.	Limited Warranty and Remedies: DARAMIC WARRANTS THAT IT WILL PRODUCE THE SEPARATORS IN A GOOD AND WORKMANLIKE MANNER AND THAT THE SEPARATORS DELIVERED TO BUYER WILL CONFORM TO THE SPECIFICATIONS. ***. DARAMIC ALSO WARRANTS TO BUYER THAT IT WILL CONVEY GOOD TITLE TO THE SEPARATOR PRODUCTS SOLD AND DELIVERED HEREUNDER FREE OF ANY LIENS AND ENCUMBRANCES. DARAMIC HEREBY EXCLUDES AND DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY SET FORTH IN THIS SECTION. THE REMEDIES OF BUYER FOR ANY BREACH OF THE WARRANTIES SET FORTH IN THIS SECTION SHALL, SUBJECT TO THE OTHER TERMS OF THIS AGREEMENT, BE THE REPLACEMENT OF THE NONCONFORMING PRODUCT OR, IN THE SOLE DISCRETION OF BUYER, REFUND FOR THE PRICE PAID FOR ANY NONCONFORMING PRODUCT, TO THE EXCLUSION OF ANY AND ALL OTHER REMEDIES, INCLUDING, WITHOUT LIMITATION, SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES. NO AGREEMENT VARYING OR EXTENDING THE FOREGOING WARRANTIES WILL BE BINDING UPON DARAMIC UNLESS IN WRITING, SIGNED BY AN OFFICER OF DARAMIC.

12.	Insurance:

Daramic shall, at its own expense, provide satisfactory evidence of the following valid and in-force policies of insurance with the terms and at least the coverage limits set forth below:
     (i) Commercial General Liability Insurance with limits of liability for bodily injury and property damage (combined single limit) not less than $***.
     (ii) Workers’ Compensation Insurance, in an amount as required by law.
     (iii) Business Auto Liability Insurance, including coverage for all owned, non-owned and leased or hired vehicles, with coverage limits of liability for bodily injury and property damage (combined single limit) of not less than $*** per accident.
     (iv) Umbrella Coverage (Excess Liability) with coverage limits of $***.
Such policies of insurance shall provide that they shall not be canceled nor the coverage modified nor the limits changed without the Carrier first endeavoring to give thirty (30) days’ prior written notice thereof to Buyer. No such cancellation, modification or change shall affect Daramic’s obligation to maintain the insurance coverage required by this Agreement. *** All such insurance coverage shall be written on an “occurrence” policy form and by insurance companies that have an A.M. Best’s rating of not less than ***. Daramic shall provide Buyer with a certificate of insurance evidencing the insurance coverages.

13.	Force Majeure: A party is excused from performing its obligations under this Agreement if, to the extent, and for so long as:
               a) such party’s performance is prevented or delayed by an act or event (other than economic hardship, changes in market conditions or insufficiency of funds) that is beyond its reasonable control and could not have been prevented or avoided by its exercise of due diligence; and
               b) such party gives written notice to the other party, as soon as practicable under the circumstances, of the act or event that so prevents such party from performing its obligations.
By way of illustration, and not by limitation, acts or events that may prevent or delay performance (as contemplated by this Section) include: acts of God or the public enemy, acts of civil or military authority, terrorist acts, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, strikes and/or lockouts.
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14.	Confidential Information: Daramic agrees that it and its employees will maintain in confidence all of Buyer’s data, summaries, reports, or information of a proprietary or confidential nature. Buyer agrees that it and its employees will maintain in confidence all of Daramic’s data, summaries, reports, or information of a
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proprietary or confidential nature. Neither party hereto will disclose the terms of this Agreement publicly or to any third party without the prior written consent of the other. The foregoing restrictions shall not apply to such information (i) that has become public knowledge through no fault of the party receiving such information, (ii) that comes to such party from a third party under no obligation of confidentiality with respect to such information, (iii) that was in the possession of such party prior to the date of disclosure or is independently developed by such party, or (iv) provided to a government regulatory or enforcement agency or to a trustee appointed pursuant to any order by such agency. In the event that either party is required to disclose the other party’s confidential information by law or court order or in order to comply with any government regulatory requirement or any independent corporate auditing requirement, the party required to make such disclosure shall notify the other party and cooperate in attempting to receive confidential treatment for the information prior to disclosure.
15.	Successors and Assignment: This Agreement will be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto. Neither party may delegate, transfer or assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. ***.

16.	Governing Law: This Agreement shall be construed, governed by and enforced in accordance with the laws of the State of *** without giving effect to any choice of law or conflict of law provision or rule (whether of the State of *** or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of ***. In no event shall the United Nations Convention on Contracts for the International Sale of goods apply to sales hereunder.

17.	Notices: All notices required under this Agreement shall be provided by certified mail, confirmed overnight mail, or hand delivery at the following addresses unless and until written notice of a change thereof is delivered:

Exide Technologies (“Buyer”)	Daramic, LLC (“Daramic”)
13000 Deerfield Parkway	11430 North Community House Road, Building
200 Milton, GA 30004	Suite 350 Charlotte, NC 28277
Attention: VP Global Procurement	Attention: VP of Sales and Marketing With a Copy
to: General Counsel	With a Copy to: General Counsel
18.	Amendments: No changes or additions to this Agreement shall be valid unless the same shall be in writing and signed by all parties.

19.	Complete Agreement: On the Effective Date, this Agreement, including the Exhibits attached hereto, will constitute the entire and integrated agreement between the parties and supersede all prior and contemporaneous communications, representations, and agreements, whether oral or written, relating to the subject matter hereof. Any additional terms and conditions of purchase orders, purchase order acknowledgements and other ordering documents (other than quantity of the particular order and delivery location) shall have no force or effect unless the parties specifically agree in writing to give effect to such terms.

20.	Termination and Remedies: This Agreement may be terminated by either party in the event of a material breach of this Agreement by the other party. In the case of a material breach, the aggrieved party must give written notice to the defaulting party specifying the nature and extent of the default and demand for cure, and if such default is not cured within *** calendar days following the date of such notice, then the aggrieved party may terminate the Agreement for default by written notice at the end of such *** day period. This Agreement can also be terminated by either party if the other party becomes insolvent, is adjudged bankrupt, makes any assignment for the benefit of creditors, has a receiver appointed for it or is dissolved; and the party not affected by such event shall have the right to terminate this Agreement immediately upon written notice to the other party.
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21.	Non-Severability: If any of the provisions hereof including any exhibit hereto shall be deemed invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith to replace the invalid or unenforceable provisions with valid provisions that preserve the intent of the invalidated provision.

22.	Non Waiver: Except as otherwise expressly provided herein, no failure on the part of any party to exercise and no delay in exercising, any right, power or privilege conferred by this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege conferred by this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

23.	Government Contract Provisions: To the extent that either party hereto is or becomes subject to government contract requirements or provisions that impact the supply or use of separator products provided hereunder, the parties agree to reasonably cooperate to amend this Agreement to add any provisions necessary to cover such events.

24.	Counterparts: This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

The above terms have been read and accepted by:

DARAMIC, LLC

By:

Its:

Date:

EXIDE TECHNOLOGIES

By:

Its:

Date:

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Exhibit A
Prices
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Raw Material Adjustments
***
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Exhibit B
Consignment Inventory Agreement — Europe
CONSIGNMENT TERMS AND CONDITIONS
These terms and conditions will cover separator products supplied under the Agreement to the facilities, if any, referenced in Schedule 1 of this Exhibit B (the “Facilities”). Facilities may be added to Schedule 1 by mutual written agreement of the parties. For the separator products supplied to the Facilities, the following terms shall apply:
1.	Shipments On Consignment. All separator products supplied by Daramic to the Facilities (except for those limited exceptions agreed to by the parties) subject to and during the term of this Agreement will be supplied on consignment (“Consigned Products”) as described in this Exhibit B.

2.	Full Pallet Quantities. All orders by Buyer for Consigned Products shall be in full pallet quantities and shall be clearly marked as a “Consigned Order.”

3.	Buyer’s Usage Reports, Changes, Forecasts.

a) Once a day during the term of this Agreement, or next workday should one day be a legal holiday, Buyer will send to Daramic (using the Daramic IT System) the pallet numbers from the pallets of Consigned Products used during the previous day (the “Usage Reports”). Buyer agrees that no partial pallet usage reporting shall be permitted and billing by Daramic shall be based on full pallet quantities. Buyer shall submit to Daramic a firm request for shipment of Consigned Products for the *** following weeks, on every Thursday, stating the quantity, delivery destination and requested delivery date. These requests for shipment shall be in addition to and not in place of the forecasts required by the Agreement.

b) Daramic will use commercially reasonable efforts to notify Buyer by fax or e-mail of the scheduled manufacturing and shipment dates within *** hours after receipt of Buyer’s Weekly Report and will confirm acceptance of Buyer’s orders in accordance with the Agreement. Any change orders requested by Buyer must be sent to Daramic by facsimile or e-mail and are subject to confirmation by Daramic, as provided for hereunder.

c) Frequency and exact method of forecasting and information flow may be changed at a local plant level in order to support specific operating needs, if both parties are in agreement and the revised process is documented in writing.

4.	Shipment and Storage of Inbound Products.
          (a) Shipping and delivery terms will be as described in the Agreement. Buyer will promptly notify Daramic of any Consigned Products it receives that have been damaged in transit. Any claim against a carrier for Consigned Products damaged in transit will be made by Daramic, provided, however, that Buyer will cooperate with Daramic to the reasonable extent needed in order for Daramic to make and pursue any such claim.
          (b) Buyer shall at no cost to Daramic receive, hold, store, insure and safeguard all Consigned Products shipped to Buyer on consignment hereunder at Buyer or joint venture partner location. All such Consigned Products shall be segregated from Buyer’s goods, and the storage area where they are kept shall be clearly labeled to indicate that the Consigned Products belong to Daramic. Buyer’s inventory records must also clearly reflect that the Consigned Products belong to Daramic.
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          (c) Buyer will bear the risk of loss or damage to the Consigned Products which occurs while in its possession. Buyer will insure the Consigned Products, with an insurer selected by Buyer in its sole discretion, for their full value against all loss and will name Daramic as an additional insured under its policies covering such Consigned Products. Buyer will provide Daramic, upon its reasonable request, with current proof of such insurance.
5.	Daramic’s Invoice Covering Purchases Of Consigned Products. Upon receipt of the Usage Reports under Section 3, Daramic will prepare and send to Buyer Daramic’s invoice covering the Consigned Products withdrawn by Buyer from consigned inventory. Daramic’s invoices shall reference the Usage Reports and/or time period to which they relate. Billing will be at the price in effect at the time of shipment by Daramic as determined in the Agreement. Buyer will pay for Consigned Products within *** days from the date of invoice.

All materials not reported on a daily Usage Report, after *** days from the date of shipment to Buyer will be deemed to have been withdrawn and shall be invoiced by Daramic immediately thereafter, and all such invoices will be due and payable within *** days. Withdrawal of Consigned Products as confirmed in Usage Reports, shall constitute a sale by Daramic to Buyer of such Consigned Products in accordance with the Agreement and title to such Consigned Products shall pass from Daramic to Buyer at the time of withdrawal. Such Consigned Products will be deleted from the inventory of Consigned Products. The parties agree to confer and cooperate from time to time to resolve any reporting errors made by Buyer in its daily reports and any billing errors made by Daramic.

6.	Inventory Management. Buyer will withdraw Consigned Products on a first in, first out basis and will endeavor to withdraw Consigned Products within *** days of delivery. Daramic shall have the right, upon reasonably adequate advanced notice to Buyer, to reasonably reduce shipments to control the quantity of Consigned Products so as not to exceed a ***day supply of Consigned Products based on Buyer’s forecast for the Facilities. Daramic’s Customer Care Team and Buyer’s Production and Inventory Control Department shall jointly manage the consignment inventory program.

7.	Physical Audits. Daramic may require and arrange for periodic physical inspection and audit of the Consigned Product, during Buyer’s regular business hours and upon reasonable notice to Buyer, typically *** a year, but more often if Daramic so reasonably determines. Daramic may at its discretion forego such inspection and audit in any year if upon Daramic’s request Buyer provides a satisfactory accounting and certifies the accuracy thereof by a responsible officer of Buyer; however, failure to conduct an inspection and audit in any given period will not constitute a waiver of Daramic’s right hereunder to inspect and audit.

8.	Title And Access. Title to Consigned Products shall remain in Daramic until withdrawal is reported in Usage Reports (or deemed reported pursuant to Section 5) by Buyer. Either party may terminate this Consignment arrangement immediately if it determines, in its sole discretion, ***. Buyer will be responsible for any and all loss or damage while handling or storing the Consigned Products hereunder. Buyer shall not permit the Consigned Products to be subject to any charges, encumbrances, liens and security interests of others, unless consented to by Daramic.

9.	Returned materials. Buyer shall not be entitled to return any material consigned hereunder to Daramic unless such return is allowed under the Agreement.

10.	Uniform Commercial Code. Daramic shall be responsible for preparing and filing with the appropriate office or agency any Uniform Commercial Code statements and other instruments as
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Daramic shall reasonably deem necessary under the laws of the local jurisdictions where the Consigned Products are located in order to reflect Daramic’s title in said Consigned Products. Buyer shall provide reasonable assistance with such filings

11.	Termination. During the term of the Agreement, Buyer and Daramic may mutually agree in writing to remove Facilities from Exhibit A. Upon termination of the Agreement or the removal of a Facility from this consignment program, Buyer shall take title to and Daramic will generate invoices for any unused Consigned Products not previously withdrawn. Such invoices shall thereafter be payable within *** days from the date that the Consigned Products in question were originally shipped to Buyer. The termination of the Agreement shall automatically terminate this consignment arrangement.

12.	Entire Agreement. The provisions of the Agreement shall control over conflicting provisions in these terms and conditions to the extent inconsistent herewith. No modifications of these terms and conditions shall be binding on the parties unless in writing and signed by both parties hereto.

13.	***
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Schedule B-1
European Consigned Inventory Facilities
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